Exhibit 99.1

News Release

CHIQUITA REPORTS FIRST QUARTER 2014 RESULTS

•	GAAP net loss of $25 million in 2014 compared to GAAP net income of $2 million in 2013

•	Adjusted EBITDA[1] of $23 million for 2014 compared to Adjusted EBITDA of $39 million in 2013

CHARLOTTE - May 9, 2014 - Chiquita Brands International, Inc. (NYSE: CQB) today released financial and operating results for the first quarter 2014. The company reported GAAP net loss of $25 million in 2014 compared to GAAP net income of $2 million 2013. GAAP operating income for 2014 was $1 million compared to income of $25 million in 2013. The company also reported comparable operating income[1] of $7 million for 2014 compared to comparable operating income of $23 million for 2013.

“While we are confident in our 2014 progress toward our long term financial targets and benefits from our 'return to the core' strategic plan, our first quarter results did not meet expectations,” said Ed Lonergan, Chiquita’s president and chief executive officer. “Drought conditions in Central America and winter storms in North America and over the Atlantic disrupted our value chain and market demand for our products. While we grew our North American banana volume in excess of 5 percent compared to first quarter of 2013, shortfalls in contracted and owned farm supply required purchase of expensive weekly market fruit to serve our contracted business and resulted in inefficient shipping choices and short supply to our weekly market customers across countries. In salads and healthy snacks, winter weather resulted in mismatched demand versus supply in both our retail and foodservice businesses, impacting service and raw product requirements. While retail salad volume grew 5 percent compared to first quarter of 2013, our foodservice and fruit ingredient businesses volumes were substantially lower year on year due to a number of factors.”

Lonergan continued, “While weather impacts are a fact in our industry, our responsibility as leaders is to mitigate these risks. In addition to bringing together two complementary businesses, we believe that the combination with Fyffes, which we announced on March 10, 2014, will fundamentally improve our ability to deal with weather risks and event- driven supply volatility in our bananas business due to the broader growing and shipping profiles of the combined entities. Last week, ChiquitaFyffes filed a registration statement with the SEC in connection with the proposed combination, and we have begun the regulatory review process in both North America and Europe.

We plan to close the transaction by the end of the year and remain excited about the opportunities for the combined business. Also last week, we began implementation of efficiency and pricing actions in our salads business, supporting our long term profitability objectives for this business.”

[1]Amounts exclude certain items described below under “Non-GAAP Measurements and Items Affecting Comparability.”

2014 FIRST QUARTER SUMMARY

The following table shows adjustments and reconciling items made to “Operating income (loss),” a GAAP measure, to calculate “Comparable operating income” and “Adjusted EBITDA.” See “Non-GAAP Measurements and Items Affecting Comparability” below for descriptions of items excluded on a comparable basis, including descriptions of how these items affect the results of reportable segments.

	Operating income (loss)
(in millions)	2014	2013
Operating income (loss) (U.S. GAAP)	$1	$25
Transaction expenses	6	—
Unrealized foreign currency hedging gain [1]	—	(3)
Exit activities	1	1
Comparable operating income (Non-GAAP)	7	23
Depreciation and amortization	16	16
Adjusted EBITDA (Non-GAAP)	$23	$39
Columns may not total due to rounding.
1 Unrealized foreign currency hedging gain is included in “Net sales” under U.S. GAAP

Bananas: Comparable sales decreased less than 1 percent to $502 million primarily due to lower sales volumes and lower weekly market local prices in Europe offset by higher sales volumes in North America and positive impacts from higher euro exchange rates, including lower hedging losses. Operating income on a GAAP basis was $21 million for the quarter compared to $30 million for the first quarter of 2013. Comparable operating income decreased to $21 million in the first quarter of 2014 compared to Comparable operating income of $27 million in the same period of 2013 as a result of the requirement to purchase bananas at higher than normal weekly prices to meet contractual needs.

Salads and Healthy Snacks: Net sales decreased 4 percent to $230 million due to pricing and mix impacts in retail salads, as well as lower sales of foodservice veggie ingredients, apples, and processed fruit ingredients, partially offset by higher volume sales of retail value-added salads. Operating loss on a GAAP basis was $3 million for the quarter compared to operating income of $7 million for the first quarter of 2013. Comparable operating loss was $3 million for the first quarter of 2014 compared to a Comparable operating income of $8 million in the same period of 2013 as a result of lower sales and an incremental investment in marketing.

Cash, debt and liquidity: Cash used in operations was $8 million for the first quarter of 2014 compared to cash provided by operations of $15 million for the same period of 2013. At March 31, 2014, cash and equivalents were $27 million, and the company had $90 million of availability under its ABL facility.

OUTLOOK
Chiquita’s strategy remains to focus on its core products and to operate a branded commodity produce business with excellence. The company believes the actions it has taken year to date in 2014 enhance that strategy and position the company to remain on glidepath to our long term EBIT margin targets - to achieve run-rate target EBIT margins of 4% for Bananas and 7-8% for Salads by the end of 2015.

The company’s focus in the remainder of 2014 will be upon:

•	Closing the announced combination with Fyffes, which we expect to occur by the end of the year

•	Disciplined contract renewals and new business acquisitions driven by continuous quality improvements as well as service and innovation

•
Continued prioritization of profitability over volume in Europe, but with product expansions to include sale of a broader portfolio of banana classes and types to better serve the full requirements of our customers

•	Shipping partnerships and rotations that drive efficiencies

•	Cycling out of the substantial 2013 Midwest plant transition costs and raw material weather impacts in salads

•	Execution of certain salads and healthy snacks 2014 cost reduction and pricing actions

•
Prudent capital spending, with a focus on farm, port and plant productivity enhancements, as well as research and development spending to safeguard our operations and industry from adverse weather conditions, disease and other natural conditions

These expectations do not include any unforeseen weather, other event risks or major currency fluctuations.

Management’s estimates of certain financial items are as follows:

	Q1 2014	FY 2014
(in millions)	Actual	Estimated
Capital expenditures	$11	$55-60
Depreciation & amortization	16	60-65
Gross interest expense [1]	15	55-60

[1] Interest expense includes the impact of accounting standards that added non-cash interest expense of $3 million for the first quarter of both 2014 and 2013 related to the company’s convertible notes.

CONFERENCE CALL
Chiquita will hold a conference call for investors to discuss its results at 9:00 a.m. EDT today. Access to a live audio webcast is available at http://investors.chiquita.com. Toll-free telephone access will be available by dialing 1-877-741-4248 in the United States and +1-719-325-4826 from international locations and providing the conference code 3659683. To access the telephone replay, dial 1-888-203-1112 from the United States and +1-719-457-0820 from international locations and enter the confirmation code 3659683.

CONTACTS      Steve Himes, 980-636-5636, shimes@chiquita.com, (Investors and Analysts)
Ed Loyd, 980-636-5145, eloyd@chiquita.com, (Media)

NON-GAAP MEASUREMENTS AND ITEMS AFFECTING COMPARABILITY
The company reports its financial results in accordance with generally accepted accounting principles in the United States of America (U.S. GAAP). To provide investors with additional information regarding the company's results, more meaningful year-on-year comparisons of the company's core financial performance, and measures that management uses to evaluate the company's performance against internal budgets and targets, the company reports certain non-GAAP measures as defined by the Securities and Exchange Commission. This press release uses non-GAAP measures of comparable operating income, comparable operating margin and Adjusted EBITDA. Non-GAAP financial measures should be considered in addition to, and not instead of, U.S. GAAP financial measures, and may differ from non-GAAP measures that other companies use. The adjustments between the U.S. GAAP and non-GAAP financial measures listed below are excluded from comparable operating income because they are unusual and/or infrequent in nature and are consistent with the company's internal reporting and measurement of financial performance.

•
Transaction expenses: In the first quarter of 2014 the company recognized $6 million of expenses related to the proposed combination with Fyffes, which have been excluded from comparable Corporate costs.

•
Unrealized foreign currency hedging gain: Hedge accounting was terminated prospectively in the first quarter of 2013 for certain currency hedges that were transferred to banks participating in the company's ABL Credit Facility. These unrealized gains and losses were recognized in "Net sales" for positions originally intended to hedge sales in the second and third quarters of 2013. Termination of hedge accounting did not change the economic purpose or effect to reduce uncertainty in the U.S. dollar realization of euro-denominated sales, but did result in unrealized changes in fair value of these hedge positions to be recognized currently in "Net sales" until the hedge positions settled. In the first quarter of 2013, $3 million of unrealized gains in Net sales associated with these option contracts were excluded from the comparable results of the Bananas segment. These unrealized changes net to zero in the first nine months of 2013 because all of the affected hedge positions had settled by September 30, 2013.

•
Exit activities: In the first quarter of 2014, comparable operating income of the Salads and Healthy Snacks segment excludes $0.4 million write-down of non-operating assets and comparable Corporate costs exclude $0.5 million of costs related to the company’s headquarters relocation to Charlotte. In the first quarter of 2013, comparable operating income of the Salads and Healthy Snacks segment excludes $1 million of severance expenses related to discontinued products.

ABOUT CHIQUITA BRANDS INTERNATIONAL, INC.
Chiquita Brands International, Inc. (NYSE: CQB) is a leading international marketer and distributor of nutritious, high-quality fresh and value-added food products - from energy-rich bananas, blends of convenient green salads and other fruits to healthy snacking products. The company markets its healthy, fresh products under the Chiquita® and Fresh Express® premium brands and other related trademarks. With annual revenues of more than $3 billion, Chiquita employs approximately 20,000 people and has operations in nearly 70 countries worldwide. For more information, please visit the corporate web site at www.chiquita.com.

FORWARD-LOOKING STATEMENTS
This press release contains certain statements, including in the “Outlook” section, that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Chiquita, including: the customary risks experienced by global food companies, such as prices for commodity and other inputs, currency exchange rate fluctuations, industry and competitive conditions (all of which may be more unpredictable in light of continuing uncertainty in the global economic environment), government regulations, food safety issues and product recalls affecting the company or the industry, labor relations, taxes, political instability and terrorism; challenges in implementing the relocation of its corporate headquarters and other North American corporate functions to Charlotte, North Carolina; challenges in implementing restructuring and leadership changes announced in August and October 2012 including its ability to achieve the cost savings and other benefits from the restructuring; unusual weather events, conditions or crop risks; continued ability to access the capital and credit markets on commercially reasonable terms and comply with the terms of its debt instruments; access to and cost of financing; the risk that any business to be combined with those of the company cannot be integrated successfully or the anticipated benefits or synergies cannot be fully realized or may take longer to realize than anticipated; and the outcome of pending litigation and governmental investigations involving the company, as well as the legal fees and other costs incurred in connection with such items.

Any forward-looking statements made in this press release speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and the company undertakes no obligation to update any such statements. Additional information on factors that could influence Chiquita's financial results is included in its SEC filings, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Registration Statements on Form S-4.

NO OFFER OR SOLICITATION
This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the proposed combination of Chiquita and Fyffes plc, a public limited company organized under the laws of Ireland (“Fyffes”) or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

NO PROFIT FORECAST/ASSET VALUATION
No statement in this press release is intended to constitute a profit forecast or asset valuation for any period, nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for Chiquita, Fyffes or ChiquitaFyffes Limited, as appropriate. The terms "profit forecast" and "asset valuation" as used in this context shall have the meanings given to them in the Irish Takeover Panel Act 1997, Takeover Rules 2013.

IMPORTANT ADDITIONAL INFORMATION HAS BEEN FILED AND WILL BE FILED WITH THE SEC
ChiquitaFyffes Limited, a private limited company organized under the laws of Ireland (“ChiquitaFyffes”) has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that includes a preliminary Proxy Statement that also constitutes a preliminary Prospectus of ChiquitaFyffes. The registration statement has not been declared effective by the SEC. The Form S-4 also includes the Scheme Circular and Explanatory Statement required to be sent to Fyffes shareholders for the purpose of seeking their approval of the combination. Chiquita and Fyffes plan to post to their respective shareholders (and to Fyffes share option holders for information only) the definitive Proxy Statement/Prospectus/Scheme Circular in connection with the proposed combination of Chiquita and Fyffes and related transactions. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS/SCHEME CIRCULAR (INCLUDING THE SCHEME EXPLANATORY STATEMENT) AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CHIQUITA, FYFFES, CHIQUITAFYFFES, THE COMBINATION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Proxy Statement/Prospectus/Scheme Circular (including the Scheme) and other documents filed with the SEC by ChiquitaFyffes, Chiquita and Fyffes through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the Proxy Statement/Prospectus/Scheme Circular (including the Scheme) and other documents filed by Chiquita, Fyffes and ChiquitaFyffes with the SEC by contacting Chiquita Investor Relations at: Chiquita Brands International, Inc., c/o Corporate Secretary, 550 South Caldwell Street, Charlotte, North Carolina 28202 or by calling (980) 636-5000, or by contacting Fyffes Investor Relations at c/o Seamus Keenan, Company Secretary, Fyffes, 29 North Anne Street, Dublin 7, Ireland or by calling + 353 1 887 2700.

PARTICIPANTS IN THE SOLICITATION
Chiquita, Fyffes, ChiquitaFyffes and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the combination. Information about the directors and executive officers of Fyffes is set forth in its Annual Report for the year ended December 31, 2013, which was published on April 11, 2014 and is available on the Fyffes website at www.fyffes.com. Information about the directors and executive officers of Chiquita is set forth in its Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on March 4, 2014, and its proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on April 11, 2014. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement/Prospectus/Scheme Circular described above and other relevant materials to be filed with the SEC when they become available.

The Directors of Chiquita Brands International, Inc. accept responsibility for the information contained in this announcement. To the best of their knowledge and belief (having taken all reasonable care to ensure such is the case), the information contained in this announcement is in accordance with the facts and does not omit anything likely to affect the import of such information.

Any holder of 1% or more of any class of relevant securities of Chiquita Brands International, Inc. or of Fyffes plc may have disclosure obligations under Rule 8.3 of the Irish Takeover Panel Act, 1997, Takeover Rules 2013.

# # #

Exhibit A:
CHIQUITA BRANDS INTERNATIONAL, INC.
CONSOLIDATED INCOME STATEMENT
(Unaudited – in millions, except per share amounts)

	Quarter Ended March 31,
	2014	2013
Net sales	$762	$774
Operating expenses:
Cost of sales	685	679
Selling, general and administrative	60	54
Depreciation	13	14
Amortization	2	2
Restructuring and relocation costs	—	—
Operating income (loss)	1	25
Interest income	1	1
Interest expense	(15)	(15)
Loss on debt extinguishment	(1)	(6)
Other income (expense), net	(4)	1
Income (loss) before income taxes	(19)	6
Income tax expense	(6)	(3)
Net income (loss)	$(25)	$2

Earnings (loss) per common share - basic	$(0.53)	$0.05
Earnings (loss) per common share - diluted	$(0.53)	$0.05

Shares used to calculate basic earnings per common share	46.9	46.4
Shares used to calculate diluted earnings per common share	46.9	47.0

Columns may not total due to rounding.

Exhibit B:
CHIQUITA BRANDS INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited – in millions, except share amounts)

	March 31, 2014	December 31, 2013	March 31, 2013
ASSETS
Current assets:
Cash and equivalents	$27	$54	$52
Trade receivables, less allowances of $21, $20 and $19, respectively	278	252	308
Other receivables, net	59	56	66
Inventories	212	211	216
Prepaid expenses	46	50	47
Other current assets	7	7	20
Total current assets	629	629	708
Property, plant and equipment, net	399	391	397
Other non-current assets, net	638	639	630
Total assets	$1,666	$1,659	$1,735
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$4	$2	$2
Accounts payable	277	248	292
Accrued liabilities	151	158	126
Total current liabilities	432	409	420
Long-term debt and capital lease obligations, net of current portion	635	629	612
Deferred gain – sale of shipping fleet	3	6	17
Other non-current liabilities	245	240	299
Total liabilities	1,315	1,285	1,347
Total shareholders' equity	351	374	388
Total liabilities and shareholders' equity	$1,666	$1,659	$1,735

Columns may not total due to rounding.

Exhibit C:
CHIQUITA BRANDS INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited – in millions)

	Quarter Ended March 31,
	2014	2013
Cash (used) provided by:
OPERATIONS
Net income (loss)	$(25)	$2
Depreciation and amortization	16	16
Loss on debt extinguishment	1	6
Amortization of discount on Convertible Notes	3	3
Amortization of gain on sale of the shipping fleet	(4)	(3)
Stock-based compensation	2	2
Changes in current assets and liabilities and other	(1)	(11)
Operating cash flow	(8)	15
INVESTING
Capital expenditures	(11)	(10)
Other, net	(3)	3
Investing cash flow	(13)	(7)
FINANCING
Issuances of long-term debt	—	429
Repayments of long-term debt and capital lease obligations	(10)	(412)
Borrowings under the ABL Revolver	20	37
Repayments of the ABL Revolver	(15)	(9)
Repayments of the Credit Facility Revolver	—	(40)
Payments for debt modification and issuance costs	—	(12)
Financing cash flow	(6)	(7)
Increase (decrease) in cash and equivalents	(27)	1
Balance at beginning of period	54	51
Balance at end of period	$27	$52

Columns may not total due to rounding.

Exhibit D:
CHIQUITA BRANDS INTERNATIONAL, INC.
OPERATING STATISTICS - FIRST QUARTER
(Unaudited—in millions, except for percentages and exchange rates)

	Quarter Ended March 31,		Better (Worse)
	2014	2013	vs. 2013
Comparable sales by segment[1]
Bananas	$502	$505	(0.6)%
Salads and Healthy Snacks	230	240	(4.4)%
Other Produce	31	26	17.6%
	$762	$771	(1.1)%
Comparable operating income (loss) [1]
Bananas	$21	$27	(22.9)%
Salads and Healthy Snacks	(3)	8	(140.1)%
Other Produce	—	—	125.1%
Corporate[2]	(10)	(11)	8.2%
	$7	$23	(67.8)%
Comparable operating margin by segment [1]
Bananas	4.1%	5.3%	(1.2) pts
Salads and Healthy Snacks	(1.3)%	3.2%	(4.5) pts
Other Produce	0.3%	(1.4)%	1.7 pts

GAAP SG&A as a percent of net sales	7.9%	6.9%	(0.9) pts

Company banana sales volume (40 lb. boxes)
North America[4]	18.4	17.5	5.1%
Core Europe [3]	8.6	9.1	(5.4)%
Mediterranean	2.7	2.9	(9.0)%
Middle East	0.9	1.1	(22.5)%
Europe and the Middle East	12.2	13.2	(7.7)%
Total banana sales volume	30.6	30.7	(0.4)%
Banana Pricing
North America [2]			(0.7)%
Core Europe: [3]
Local currency			(1.3)%
Currency exchange impact			3.9%
Core Europe U.S. Dollar Basis			2.6%
Mediterranean			4.5%
Middle East			13.6%
Europe and the Middle East			4.2%
Retail value-added salads
Volume (12-count cases)	12.4	11.7	5.3%
Pricing, including mix			(1.5)%
Euro average exchange rate, spot (dollars per euro)	$1.37	$1.32	3.7%
Euro average exchange rate, hedged (dollars per euro)	$1.36	$1.28	6.7%
Columns may not total due to rounding.
[1] See description of reconciling items between GAAP and comparable basis figures in this press release under “Non-GAAP Measurements and Items Affecting Comparability.”
[2] Excluding Transaction Expenses of $6 million in the first quarter of 2014, SG&A as a percentage of net sales would have been 7.1% in the period.
[3] The company's Core Europe includes the 28 member states of the European Union, Switzerland, Norway and Iceland.
[4] North America pricing includes fuel-related and other surcharges.

Exhibit E:
EUROPEAN CURRENCY
YEAR-ON-YEAR CHANGE—FAVORABLE (UNFAVORABLE)
2014 vs. 2013
(Unaudited—in millions)

Q1
Net sales:
Change in euro exchange rate	$8
Change in realized hedging loss [1]	5
Unrealized hedging gain (loss)[2]	(3)
Effect on net sales	9
Local costs increase	(2)
Change in balance sheet translation gain [3]	—
Net effect on operating income	$7

Columns may not total due to rounding.

[1]	First quarter hedging loss was $1 million in 2014 versus $6 million loss in the same period of 2013.
[2] Hedge accounting was terminated prospectively in the first quarter of 2013 for certain currency hedges that were transferred to banks participating in the company's ABL Credit Facility. These unrealized gains and losses were recognized in "Net sales" for positions originally intended to hedge sales in the second and third quarters of 2013. Termination of hedge accounting did not change the economic purpose or effect to reduce uncertainty in the U.S. dollar realization of euro-denominated sales, but did result in unrealized changes in fair value of these hedge positions to be recognized currently in "Net sales" until the hedge positions settled. These unrealized changes net to zero in the first nine months of 2013 because all of the affected hedge positions had settled by September 30, 2013.

[3]	First quarter balance sheet translation was a loss of $3 million in 2014 versus $2 million loss in the same period 2013.